UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2022

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38824	82-1476189
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

19951 Mariner Avenue, Torrance, California 90503

(Address of principal executive offices) (Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

EV Fleet Purchase Agreement with Walmart Inc.

On July 11, 2022, Canoo Sales, LLC, a wholly-owned subsidiary of Canoo Inc. (the “Company”), entered into an Electric Vehicle Fleet Purchase Agreement (such agreement, together with any work orders, purchase orders, related agreements and amendments thereunder or thereto, collectively, the “EV Fleet Purchase Agreement”) with Walmart Inc. (“Walmart”). Pursuant to the EV Fleet Purchase Agreement, subject to certain acceptance and performance criteria, Walmart agreed to purchase at least 4,500 electric vehicles (“EVs”) manufactured by the Company, with an option to purchase up to an additional 5,500 EVs, for an agreed price per unit to be determined based on the model but capped at an agreed upon amount as set forth in the EV Fleet Purchase Agreement. The capped price will be guaranteed for the first 10,000 EVs purchased by Walmart. The EV Fleet Purchase Agreement (excluding any work order or purchase order as a part thereof) has a five-year term, unless earlier terminated.

Under the EV Fleet Purchase Agreement, the Company has agreed that, for the duration of the agreement, it will not enter into any agreement for any services involving the design, manufacture, consult, advice, lease, or sale of EVs to, or issue any equity, equity-linked or debt securities of any type, or enter into any agreement for the purpose of transferring control of the Company to, Amazon.com, Inc., its subsidiaries, or affiliates.

Pursuant to the EV Fleet Purchase Agreement, the Company and Walmart have agreed to specific acceptance criteria with respect to the EVs to be purchased, such as reliability measures, warranties, vehicle design and components, delivery timeline and ordering and process terms. Walmart has the right to terminate the EV Fleet Purchase Agreement if the Company fails to meet the acceptance criteria, subject to having provided notice regarding defects and customary cure periods. In addition, Walmart may terminate the EV Fleet Purchase Agreement for convenience upon at least 30 days’ written notice. However, any such termination will not affect any work order or purchase order submitted to the Company prior to receiving notice thereof. Either party may terminate the EV Fleet Purchase Agreement if the other party materially breaches certain terms of the EV Fleet Purchase Agreement and does not cure such breach after 30 or 90 days’ written notice, as applicable. Following any termination of the EV Fleet Purchase Agreement, the Company will no longer be bound by the exclusivity provisions set forth in the EV Fleet Purchase Agreement with respect to Amazon.com, Inc., its subsidiaries, or affiliates.

Pursuant to the EV Fleet Purchase Agreement, the Company shall provide Walmart written notice within 72 hours of an acquisition proposal or an authorization by the Board of Directors of the Company to initiate or pursue an acquisition proposal that would result in change of control of the Company, without providing specific details about the potential transaction, except for the name of the potential acquirer if such potential acquirer is one of Walmart’s competitors listed in an exhibit of the EV Fleet Purchase Agreement.

The foregoing description of the EV Fleet Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the EV Fleet Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022.

Warrant Issuance Agreement and Warrant

In connection with the EV Fleet Purchase Agreement, the Company and Walmart entered into a Warrant Issuance Agreement (the “Warrant Agreement”) pursuant to which the Company issued to Walmart a warrant (the “Warrant”) to purchase an aggregate of 61,160,011 shares of fully paid and non-assessable shares of the Company’s common stock, par value of $0.0001 (the “Common Stock”), at an exercise price of $2.15 per share. The Warrant has a term of ten years and is vested immediately with respect to 15,290,003 shares of Common Stock. Thereafter, subject to the stockholder approval described below, if applicable, the Warrant will vest quarterly in amounts proportionate with the net revenue realized by the Company and its affiliates from transactions with Walmart or its affiliates under the EV Fleet Purchase Agreement or enabled by any other agreement between the Company and Walmart, and any net revenue attributable to any products or services offered by Walmart or its affiliates related to the Company or its affiliates, until such net revenue equals $300 million, at which time the Warrant will have vested fully.

Under the Warrant Agreement, the Company shall, as promptly as reasonably practicable following the date of the Warrant Agreement and, in any event, no later than the Company’s 2023 annual meeting of stockholders, convene and hold a meeting of stockholders to consider and vote on the issuance of the Warrant in respect of any shares of Common Stock in excess of 53,852,492 shares (which represents more than 20% of the Company’s outstanding Common Stock as of the date of the Warrant Agreement), pursuant to the applicable rules of the NASDAQ Global Select Market. In the event that stockholder approval is not obtained, in lieu of any shares which would have been issued to Walmart, the Company is required to pay to Walmart an amount in cash equal to the product of: (i) the excess of (x) the 30-day volume weighted average price per share as of the day immediately preceding the applicable exercise date and (y) the exercise price, times (ii) the number of shares that would have been issued at such applicable exercise date if stockholder approval had been obtained. Following such payment, the Company will cease to have further obligations in respect of the portion of the Warrant relating to such shares.

Pursuant to the Warrant Agreement, Walmart has certain information rights and it or its wholly-owned subsidiaries are entitled to request that the Company register the shares of Common Stock beneficially owned by Walmart or its wholly-owned subsidiaries, on a long-form or short-form registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations.” Walmart or its wholly-owned subsidiaries will also be entitled to participate in certain of the Company’s registered offerings, subject to the restrictions in the Warrant Agreement. The Company will pay all fees and expenses in connection with Walmart’s exercise of these rights, except for underwriting discounts and commission and transfer taxes, if any.

The Warrant includes anti-dilution protection pursuant to which the number of shares of Common Stock to be issued upon exercise and the exercise price of the Warrant are adjusted in the event the Company conducts certain issuances of Common Stock, subject to specific exceptions, including a qualified financing (as defined in the Warrant), a registered public offering, and “at-the-market” offerings, including pursuant to the Company’s standby equity purchase agreement in effect.

The foregoing description of the Warrant Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement and the Warrant, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference..

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 under the heading “Warrant Issuance Agreement and Warrant” is incorporated herein by reference. The issuance of the Warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Walmart represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Warrant was acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 7.01 Regulation FD Disclosure

On July 12, 2022, the Company issued a press release announcing the entry into the EV Fleet Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

The information in this Form 8-K, including Exhibit 99.1, includes "forward-looking statements" within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding potential purchases of EVs from Walmart and timeline of such purchases, estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines and delivery, and the Company’s ability to capitalize on commercial opportunities and anticipated customer orders, including Walmart’s orders under the EV Fleet Purchase Agreement. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s inability to deliver EVs within the timeline and with the specifications required by the EV Fleet Purchase Agreement; the Company’s inability to obtain stockholder consent for the exercise of a portion of the Warrant, which may impact Walmart’s future orders; Walmart’s ability to terminate the EV Fleet Purchase Agreement; the effects that the exclusivity granted to Walmart may have on the Company’s growth; the Company’s ability to continue as a going concern; ability to access future capital; changes in domestic and foreign business, market, financial, political and legal conditions; the rollout of the Company’s business and the timing of expected business milestones and commercial launch; future market adoption of the Company’s offerings; risks related to the Company’s go-to-market strategy and manufacturing strategy; the effects of competition on the Company’s future business; and those factors discussed under the captions “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as its Quarterly Reports on Form 10-Q and other filings with the SEC These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant Issuance Agreement, dated as of July 11, 2022, by and between Canoo Inc. and Walmart Inc.
4.2	Warrant dated July 11, 2022, issued by the Canoo Inc. to Walmart, Inc.
99.1	Press release dated July 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOO INC.
Date: July 12, 2022
	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary

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